Exhibit 4.2

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into on November 8, 2013, among Perrigo Company Limited, a limited company organized under the laws of Ireland (the“Company”), which will be re-registered as a public limited company and renamed Perrigo Company plc at or prior to the effective time of the Acquisition (as defined below), and shall, upon such re-registration, be the“Company“hereunder, Leopard Company, a Delaware Corporation (“Merger Sub”) and Habsont Limited, a company incorporated in Ireland (“Foreign Holdco” and, together with Merger Sub, the “Initial Guarantors”), and Barclays Capital Inc. (“Barclays”) and HSBC Securities (USA) Inc. (“HSBC”), acting as representatives (the “Representatives”) of the several initial purchasers listed on Schedule A to the Purchase Agreement (as defined below) (the “Initial Purchasers”). Upon consummation of the Acquisition, each of the Perrigo Guarantors (as defined in the Purchase Agreement), and within 60 days of the consummation of the Acquisition, each of the Elan Guarantors (as defined in the Purchase Agreement), will execute and deliver a Joinder Agreement hereto substantially in the form attached as Exhibit A hereto (the “Joinder Agreement”) and shall thereby join this Agreement.

This Agreement is made pursuant to the Purchase Agreement dated November 5, 2013, among the Company, the Initial Guarantors, and the Representatives on behalf of the Initial Purchasers (the “Purchase Agreement”), which provides for the sale by the Company to the Initial Purchasers of $500,000,000 aggregate principal amount of its 1.30% Senior Notes due 2016 (the “2016 Notes”), $600,000,000 aggregate principal amount of its 2.30% Senior Notes due 2018 (the “2018 Notes”), $800,000,000 aggregate principal amount of its 4.00% Senior Notes due 2023 (the “2023 Notes”) and $400,000,000 aggregate principal amount of its 5.30% Senior Notes due 2043 (the “2043 Notes” and, together with the 2016 Notes, the 2018 Notes and the 2023 Notes, the “Initial Notes”), which will be guaranteed by the Guarantors (the “Guarantees”). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

The Initial Notes and the Guarantees related thereto are herein collectively referred to as the “Securities.”

The Initial Notes were issued in connection with the anticipated acquisition by the Company of (i) all of the outstanding ordinary shares of Elan Corporation, plc, a public limited company incorporated in Ireland (“Elan”) for cash and ordinary shares of the Company and (ii) all of the outstanding capital stock of Perrigo Company, a Michigan corporation (“Perrigo”) for consideration consisting of newly issued ordinary shares of the Company and cash (the “Acquisition”), pursuant to the Transaction Agreement dated July 28, 2013 between the Company, Perrigo, Elan, and the Initial Guarantors (the “Transaction Agreement”). In connection with the Acquisition, Perrigo will merge with and into Merger Sub, an indirect subsidiary of the Company, with Perrigo being the surviving corporation following the Acquisition.

In consideration of the foregoing, the parties hereto agree as follows:

1. Definitions.

As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended from time to time.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Closing Date” shall mean the Closing Date as defined in the Purchase Agreement.

“Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“Exchange Offer” shall mean the exchange offer by the Company of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

“Exchange Offer Registration” shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Exchange Securities” shall mean securities issued by the Company under the Indenture containing terms identical to the Initial Notes and the Guarantees in respect thereof except that (i) interest thereon shall accrue from the last date on which interest was paid on the Securities or, if no such interest has been paid, from November 8, 2013 and (ii) the Exchange Securities will not contain restrictions on transfer) and to be offered to Holders of Initial Notes in exchange for securities pursuant to the Exchange Offer.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Guarantors” means the Initial Guarantors, the Perrigo Guarantors and the Elan Guarantors, and each of their respective successors.

“Holder” shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their respective successors, assigns and direct and indirect transferees who become registered holders of Registrable Securities under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term “Holder” shall include Participating Broker-Dealers (as defined in Section 4(a)).

“Indenture” shall mean the Indenture relating to the Securities dated as of November 8, 2013 among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and as the same may be amended from time to time in accordance with the terms thereof.

“Initial Notes” shall have the meaning set forth in the preamble.

“Initial Purchasers” shall have the meaning set forth in the preamble.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or any Guarantor or any of their affiliates (as such term is defined in Rule 405 under the 1933 Act) (other than the Initial Purchasers or subsequent Holders of Registrable Securities if such subsequent holders are deemed to be such affiliates solely by reason of their holding of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

“Participating Broker-Dealer” shall have the meaning set forth in Section 4(a).

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated or deemed by securities laws to be incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble.

“Registrable Securities” shall mean the Securities; provided, however, that the Securities shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities are exchanged for Exchange Securities in the Exchange Offer, (ii) when a Shelf Registration Statement with respect to such Securities shall have become effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Registration Statement, (iii) when such Securities have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the 1933 Act, (iv) when such Securities shall have ceased to be outstanding or (v) the later of (x) the date such Securities may be freely tradable without restriction pursuant to Rule 144 and (y) the date that is two years from the Closing Date.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company and the Guarantors with this Agreement, including without limitation: (i) all SEC, stock exchange or FINRA registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel and any depositary for book entry Securities, (vii) the fees and disbursements of counsel for the Company and the Guarantors and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and reasonably satisfactory to the Company (which counsel may also be counsel for the Initial Purchasers)) and (viii) the fees and disbursements of the independent public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement), including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Company and the Guarantors that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated or deemed by securities laws to be incorporated by reference therein.

“SEC” shall mean the Securities and Exchange Commission.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company and the Guarantors pursuant to the provisions of Section 2(b) of this Agreement which covers all of the Registrable Securities (but no other securities unless approved by a majority of the Holders whose Registrable Securities are covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated or deemed by securities laws to be incorporated by reference therein.

“Staff” shall have the meaning set forth in Section 2(a) hereof.

“TIA” shall have the meaning set forth in Section 3(l) hereof.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

“Underwriter” shall have the meaning set forth in Section 3 hereof.

“Underwritten Registration” or “Underwritten Offering” shall mean a registration in which Registrable Securities are sold to an Underwriter for reoffering to the public.

2. Registration Under the 1933 Act.

(a) To the extent not prohibited by any applicable law or applicable interpretation of the Staff of the SEC (the “Staff”), the Company shall use its commercially reasonable efforts to cause to be filed an Exchange Offer Registration Statement covering the offer by the Company and the Guarantors to the Holders to exchange all of the Registrable Securities for Exchange Securities and to have such Registration Statement remain effective until the closing of the Exchange Offer. The Company shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement has been declared effective by the SEC and use its commercially reasonable efforts to have the Exchange Offer consummated not later than 60 days after such effective date. The Company shall commence the Exchange Offer by mailing or otherwise transmitting the related exchange offer Prospectus and accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:

(i) that the Exchange Offer is being made pursuant to this Registration Rights Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;

(ii) the dates of acceptance for exchange (which shall be a period of at least 20 business days from the date such notice is mailed or sent) (the “Exchange Dates”);

(iii) that any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Registration Rights Agreement;

(iv) that Holders electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Security, together with the enclosed letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice prior to the close of business on the last Exchange Date; provided, however, that, if any of the Registrable Securities are in book-entry form, such Prospectus and accompanying documents shall also specify how the surrender is to be effected in accordance with applicable book-entry procedures; and

(v) that Holders will be entitled to withdraw their election, not later than the close of business on the last Exchange Date, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing his election to have such Securities exchanged.

As soon as practicable after the last Exchange Date, the Company shall:

(i) accept for exchange Registrable Securities or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer; and

(ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and mail to each Holder, an Exchange Security equal in principal amount to the principal amount of the Registrable Securities surrendered by such Holder; provided that if any of the Registrable Securities are in book-entry form, the Company shall, in co-operation with the Trustee, effect the exchange of Registrable Securities in accordance with applicable book-entry procedures.

The Company and the Guarantors shall use their commercially reasonable efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the 1933 Act, the 1934 Act and other applicable laws and regulations in connection with the Exchange Offer in all material respects. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the Staff of the SEC.

Each Holder that participates in the Exchange Offer, as a condition to participation in the Exchange Offer, will be required to represent to the Company in writing (which may be contained in the applicable letter of transmittal) that at the time of consummation of the Exchange Offer: (i) any Exchange Securities received in exchange for Registrable Securities tendered are being acquired in the ordinary course of business of the Person receiving such Exchange Securities; (ii) such Holder has (and did not have at the time of commencement of the Exchange Offer or during the Exchange Offer) no arrangements or understandings with any Person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Securities within the meaning of the 1933 Act; (iii) such Holder is not an “affiliate” (as defined in Rule 405 of the 1933 Act) of the Company or any Guarantor; (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in a distribution of the Exchange Securities; and (v) if such Holder is a Participating Broker-Dealer, such Holder will receive Exchange Securities for its own account in exchange for Securities that were acquired as a result of market-making activities or other trading activities and that it will comply with the applicable provisions of the 1933 Act (including, but not limited to, the prospectus delivery requirements thereunder).

(b) In the event that (i) the Company and the Guarantors determine that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be consummated as soon as practicable after the last Exchange Date because it would violate applicable law or the applicable interpretations of the Staff, (ii) the Exchange Offer is not for any other reason consummated on or prior to the 365th day following the Closing Date (or if such 365th day is not a Business Day, the next succeeding Business Day) or (iii) any Holder of Registrable Securities notifies the Company no later than 30 days after the consummation of the Exchange Offer that (A) it is prohibited by law or SEC policy from participating in the Exchange Offer, (B) it may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales, or (C) it is a broker-dealer and owns Securities acquired directly from the Company or an affiliate of the Company, then the Company and the Guarantors shall use their commercially reasonable efforts to cause to be filed as soon as practicable after such determination, date or notice is given to the Company, as the case may be, a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Securities and to have such Shelf Registration Statement become effective promptly. In the event the Company and the Guarantors are required to file a Shelf Registration Statement solely as a result of the matters referred to in clause (iii)(C) of the preceding sentence, the Company and the Guarantors shall use their commercially reasonable efforts to file and have become effective both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Initial Purchasers after completion of the Exchange Offer. The Company and the Guarantors agree to use their commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until two years from the Closing Date or such shorter period that will terminate when all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (the “Shelf Registration Period”). The Company and the Guarantors further agree to supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company and the Guarantors for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder, and to use their commercially reasonable efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as thereafter practicable. The Company agrees to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC; provided that the Company shall be deemed to have furnished such amendment or supplement if it shall have timely made such amendment or supplement available on “EDGAR.”

(c) The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) and Section 2(b). Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement and any other expenses incurred by it that are not Registration Expenses.

(d) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or become effective automatically upon filing; provided, however, that, if, after it has become effective, the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference until the offering of Registrable Securities pursuant to such Registration Statement may legally resume. In the event (1) the Exchange Offer is not consummated and (2) the Shelf Registration Statement has not become effective, in each case, on or prior to the 365th day following the Closing Date (or if such 365th day is not a Business Day, the next succeeding Business Day), or in the case of a Shelf Registration Statement, it thereafter ceases to be effective or usable except as provided in Section 3(q) below in connection with resales or exchanges of the Exchange Securities during the Shelf Registration Period (each such event referred to in clauses (1) and (2), a “Registration Default”), then with respect to the first 90-day period immediately following the occurrence of such Registration Default, the interest rate on the Registrable Securities will be increased by 0.25% per annum and will increase by an additional 0.25% per annum on the principal amount of Securities with respect to each subsequent 90-day period, up to maximum amount of additional interest of 1.0% per annum (“Additional Interest”). Additional Interest, if any, will be paid by the Company or the Guarantors on each interest payment date to Holders in the same manner as payments of interest on the Securities.

(e) Without limiting the remedies available to the Initial Purchasers and the Holders, the Company and the Guarantors acknowledge that any failure by the Company or any Guarantor to comply with their respective obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company’s and the Guarantors’ obligations under Section 2(a) and Section 2(b) hereof.

3. Registration Procedures.

In connection with the obligations of the Company and the Guarantors with respect to the Registration Statements pursuant to Section 2(a) and Section 2(b) hereof, the Company and the Guarantors shall:

(a) prepare and file with the SEC a Registration Statement on the appropriate form under the 1933 Act, which form (x) shall be selected by the Company and (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

(b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act; to keep each Prospectus current during the period described under Section 4(3) and Rule 174 under the 1933 Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

(c) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, to counsel for the Initial Purchasers, to one counsel for the Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; and the Company and the Guarantors consent to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

(d) use their commercially reasonable efforts to register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement has become effective, to cooperate with such Holders in connection with any filings required to be made with FINRA and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company and the Guarantors shall not be required to (i) qualify as a foreign corporation (or otherwise qualify to do business) or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

(e) in the case of a Shelf Registration, notify each Holder of Registrable Securities, one counsel for the Holders and counsel for the Initial Purchasers promptly and, if requested by any such Holder or counsel, confirm such advice in writing (i) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company and the Guarantors contained in any underwriting agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if the Company and the Guarantors receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (vi) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate;

(f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide prompt notice to each Holder of the withdrawal of any such order;

(g) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested); provided, that the Company shall be deemed to have furnished such Registration Statement and any post-effective amendment if it shall have timely made such Registration Statement or post-effective amendment available on “EDGAR”;

(h) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders may reasonably request at least one business day prior to the closing of any sale of Registrable Securities;

(i) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(e)(v) hereof, use their commercially reasonable efforts to prepare and file with the SEC a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus until the Company and the Guarantors have amended or supplemented the Prospectus to correct such misstatement or omission;

(j) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their one counsel) and make such of the representatives of the Company as shall be reasonably requested by the Initial Purchasers or their one counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) available for discussion of such document, and shall not at any time file or make any amendment to the Registration Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus or to the extent reasonably practicable under the circumstances, any document which is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Initial Purchasers and their one counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) shall reasonably object, except for any amendment or supplement or document (a copy of which has been previously furnished to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel)) which counsel to the Company shall advise the Company in writing is required in order to comply with applicable law;

(k) obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement;

(l) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use their commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(m) in the case of a Shelf Registration, make available for inspection by a representative of the Holders of the Registrable Securities, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and attorneys and accountants designated by a majority of the Holders of Registrable Securities to be included in such Shelf Registration, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Company and the Guarantors, and cause the respective officers, directors and employees of the Company and the Guarantors to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with a Shelf Registration Statement; provided that if any such information is identified by the Company as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information;

(n) in the case of a Shelf Registration, use their commercially reasonable efforts to cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which the Initial Securities are then listed if requested by the Majority Holders, to the extent such Registrable Securities satisfy applicable listing requirements;

(o) use their commercially reasonable efforts to cause the Exchange Securities or Registrable Securities, as the case may be, to be rated by two nationally recognized statistical rating organizations (as such term is defined in Rule 436(g)(2) under the 1933 Act), to the extent such agencies rate the Initial Securities;

(p) if reasonably requested by any Holder of Registrable Securities covered by a Shelf Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be incorporated in such filing; and

(q) in the case of a Shelf Registration, enter into such customary agreements and take all such other reasonable actions in connection therewith (including those requested by the Holders of a majority in principal amount of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in such connection, (i) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such

Registrable Securities with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by the Company, Parent and its predecessors and the Guarantors in underwritten offerings and confirm the same if and when requested, (ii) obtain customary opinions of counsel to the Company and Parent (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain “comfort” letters from the independent certified public accountants of Parent (and, if necessary, any other certified public accountant of any subsidiary of Parent, or of any business acquired by Parent for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder (to the extent permitted by applicable professional standards) and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered by the Company and Parent and its predecessors in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company and the Guarantors made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Securities to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing. The Company may exclude from such Shelf Registration Statement the Registrable Securities of any Holder who fails to furnish information within a reasonable time (not to exceed 15 Business Days) after receipt of such request and shall be under no obligation to compensate any such Holder for any lost income, interest or other opportunity forgone, or any liability incurred and shall not be subject to any penalty interest pursuant to Section 2(d) hereof as a result of the Company’s decision to exclude such Holder in accordance with this paragraph.

In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company or any Guarantor of the happening of any event of the kind described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Company shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. The Company may give any such notice only upon reasonable determination that such suspension is appropriate in light of the event giving rise to such suspension and shall use commercially reasonable efforts to file such amendments or supplements necessary to resume dispositions as soon as reasonably practicable, in the Company’s determination.

The Company shall not be required to assist in an Underwritten Offering unless requested by the Holders of a majority in aggregate principal amount of the Registrable Securities. The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the “Underwriters”) that will administer the offering will be selected by the Majority Holders of the Registrable Securities included in such offering and shall be reasonably acceptable to the Company.

(r) No Holder of Registrable Securities may participate in any Underwritten Offering hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

4. Participation of Broker-Dealers in Exchange Offer.

(a) The Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”), may be deemed to be an “underwriter” within the meaning of the 1933 Act and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities.

The Company and the Guarantors understand that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the 1933 Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the 1933 Act.

(b) In light of the above, notwithstanding the other provisions of this Agreement, the Company and the Guarantors agree that the provisions of this Agreement as they relate to a Shelf Registration shall also apply to an Exchange Offer Registration to the extent, and with such reasonable modifications thereto as may be, reasonably requested by the Initial Purchasers or by one or more Participating Broker-Dealers, in each case as provided in clause (ii) below, in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above; provided that:

(i) the Company and the Guarantors shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 3(i), for a period exceeding 90 days after the last Exchange Date (as such period may be extended pursuant to the penultimate paragraph of Section 3 of this Agreement) and Participating Broker-Dealers shall not be authorized by the Company and the Guarantors to deliver and shall not deliver such Prospectus after such period in connection with the resales contemplated by this Section 4; provided; however, if the Company has filed a Shelf Registration Statement pursuant to Section 2(b) hereof and such Shelf Registration Statement is effective, the Company shall choose, in its sole and absolute discretion, to either (i) amend or supplement the Prospectus contained in the Exchange Offer Registration Statement in accordance with this Section 4(b) or (ii) include any Participating Broker-Dealer as a selling securityholder and state the amount of Exchange Securities held by such Participating Broker-Dealer in such Shelf Registration Statement upon request by such Participating Broker Dealer; and

(ii) the application of the Shelf Registration procedures set forth in Section 3 of this Agreement to an Exchange Offer Registration, to the extent not required by the positions of the Staff of the SEC or the 1933 Act and the rules and regulations thereunder, will be in conformity with the reasonable written request to the Company and the Guarantors by the Initial Purchasers or with the reasonable request in writing to the Company and the Guarantors by one or more broker-dealers who certify to the Initial Purchasers, on one hand, and the Company the Guarantors, on the other hand, in writing that they anticipate that they will be Participating Broker-Dealers; and provided further that, in connection with such application of the Shelf Registration procedures set forth in Section 3 to an Exchange Offer Registration, the Company and the Guarantors shall be obligated (x) to deal only with one entity representing the Participating Broker-Dealers, which shall be either Barclays or HSBC, as determined by the Company in its discretion, unless Barclays or HSBC, as the case may be, elects not to act as such representative, (y) to pay the fees and expenses of only one counsel representing the Participating Broker-Dealers, which shall be counsel to the Initial Purchasers unless such counsel elects not to so act and, if not such counsel, shall be reasonably satisfactory to the Company, and (z) to cause to be delivered only one, if any, “cold comfort” letter from the independent certified public accountants of Parent (and, if necessary, one “cold comfort” letter from each of the other certified public accountants of any other business for which financial statements and financial data are or are required to be included in the Registration Statement) with respect to the Prospectus in the form existing on the last Exchange Date and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (i) above.

(c) The Initial Purchasers shall have no liability to the Company, the Guarantors or any Holder with respect to any request that they may make pursuant to Section 4(b) above.

5. Indemnification and Contribution.

(a) The Company and the Initial Guarantors and, upon execution and delivery of the applicable Joinder Agreement, each of the Perrigo Guarantors and the Elan Guarantors, agrees to indemnify and hold harmless each Initial Purchaser, each Holder, and their respective affiliates, directors, officers and employees and each person, if any, who controls any Initial Purchaser or Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Holder or any Initial Purchaser within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in in any Prospectus (as amended or supplemented if the Company or the Guarantors shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser or Holder furnished to the Company in writing by such Initial Purchaser or Holder, as the case may be, expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

(b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors, the Initial Purchasers and the other selling Holders and their respective affiliates, directors, officers and employees and each person, if any, who controls the Company, the Guarantors, the Initial Purchaser or such Holders within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Company, the Guarantors or any Initial Purchasers or any such Holder within the meaning of Rule 405 under the Securities Act, to the same extent as the foregoing indemnity from the Company and the Guarantors to the Initial Purchasers and the Holders, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 5(a) or 5(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, provided that the failure to so notify the indemnifying party (i) will not relieve it from liability under Section 5(a) or 5(b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in Section 5(a) or (b) above. The indemnifying party shall be entitled to participate therein, and to the extent that it shall wish, to assume the defense thereof and, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel reasonably incurred in connection with such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them and/or legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to one local counsel in each relevant jurisdiction where a proceeding is pending or threatened) for all such indemnified parties and that all such reasonable fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by, in such case involving the Initial Purchasers, Barclays and HSBC, in such case involving the Holders, by the Majority Holders, and, in such case involving the Company, by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in paragraph (a) or paragraph (b) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable (except to the extent such indemnified party failed to notify such indemnifying party of the commencement of any proceeding (including any governmental investigation) in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above and such indemnifying party did not otherwise learn of such action or claim and has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure) by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors, on the one hand, and the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors, on the one hand, or by the Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders’ respective obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective principal amount of Registrable Securities of such Holder that were registered pursuant to a Registration Statement.

(e) The Company and the Guarantors, on the one hand, and each Holder, on the other hand, agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Securities were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any of their affiliates, any Holder or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Company or any Guarantor or their respective officers or directors or any Person controlling the Company, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

6. Miscellaneous.

(a) No Inconsistent Agreements. The Company has not entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not and will not in any way conflict with and are and will not be inconsistent with the rights granted to the holders of the Company’s other issued and outstanding securities under any such agreements.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.

(c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, electronic mail or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; and (ii) if to the Company or the Guarantors, initially at the Company’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c).

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied or emailed; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company or the Guarantors with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(e) Purchases and Sales of Securities. The Company shall not, and shall use its commercially reasonable efforts to cause its affiliates (as defined in Rule 405 under the 1933 Act) not to, purchase and then resell or otherwise transfer any Securities.

(f) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

(1) Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address as set forth in Schedule

I hereto shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System, with an office at 111 Eighth Avenue, New York, New York 10011, as process agent as its agent to receive service of process or other legal summons for purposes of any Related Proceeding that may be instituted in any Specified Court. The parties irrevocably and unconditionally waive, to the fullest extent permitted by applicable law, any right they may have to trial by jury in any Related Proceedings.

(2) With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

(j) Currency Indemnity. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Initial Purchasers or the Holders could purchase U.S. dollars with such other currency in the City of New York on the business day preceding that on which final judgment is given. The obligations of the Company and each Guarantor in respect of any sum due from them to any Initial Purchaser or Holder shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Initial Purchaser or such Holder of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Initial Purchaser or such Holder may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Initial Purchaser or such Holder hereunder, the Company and each Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Initial Purchaser or such Holder against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Initial Purchaser or such Holder hereunder, such Initial Purchaser or Holder, as the case may be, agrees to pay to the Company and the Guarantors (but without duplication) an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Initial Purchaser hereunder.

(k) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Very truly yours,

PERRIGO COMPANY LIMITED

/s/ Lorraine Egan
Name:	Lorraine Egan
Title:	Director

Registration Rights Agreement Signature Page

INITIAL GUARANTORS:

LEOPARD COMPANY

By:	/s/ Todd Kingma
	Name:	Todd Kingma
	Title:	President

Registration Rights Agreement Signature Page

HABSONT LIMITED

By:	/s/ Lorraine Egan
	Name:	Lorraine Egan
	Title:	Director

Registration Rights Agreement Signature Page

CONFIRMED AND ACCEPTED AS OF THE DATE HEREOF BARCLAYS CAPITAL INC. HSBC SECURITIES (USA) INC.
ACTING SEVERALLY ON BEHALF OF
THEMSELVES AND THE SEVERAL INITIAL
.	PURCHASERS NAMED IN SCHEDULE A HERETO

BY:	BARCLAYS CAPITAL INC.

By:	/s/ Pamela Kendall
	Name:	Pamela Kendall
	Title:	Director

BY:	HSBC SECURITIES (USA) INC.

By:	/s/ Elsa Y. Wang
	Name:	Elsa Y. Wang
	Title:	Vice President

Registration Rights Agreement Signature Page

EXHIBIT A

JOINDER AGREEMENT TO REGISTRATION RIGHTS AGREEMENT                     , 2013

Reference is hereby made to the Registration Rights Agreement, dated as of November 8, 2013 (the “Registration Rights Agreement”), among Perrigo Company Limited, a limited company organized under the laws of Ireland (the” Company”), the Initial Guarantors, and Barclays Capital Inc. (“Barclays”) and HSBC Securities (USA) Inc. (“HSBC”), acting as representatives of the Initial Purchasers. Unless otherwise defined herein, terms defined in the Registration Rights Agreement and used herein shall have the meanings given them in the Registration Rights Agreement.

1. Joinder of the Guarantor. Each guarantor identified in the signature pages hereto (each a “Guarantor”), hereby agrees to become bound by the terms, conditions and other provisions of the Registration Rights Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as “Guarantor” therein and as if such party executed the Registration Rights Agreement on the date thereof.

3. Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of New York.

4. Counterparts. This agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

5. Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

6. Headings. The headings in this Joinder Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Joinder Agreement as of the date first written above.

[Name of Perrigo Guarantor]/[Name of Elan Guarantor]

By:
Name:
Title: